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
                                                                   Exhibit 11.2


                    COMPUTATION OF EARNINGS PER COMMON SHARE

                    (in thousands, except per share amounts)
                                                           Six Months Ended
                                                               June 30,
                                                        ----------------------
                                                         1998           1997
                                                        -------        -------
Basic EPS:
   Net income                                           $17,281        $12,137
                                                        =======        =======

Shares
      Weighted average number of common
      shares outstanding                                 16,035         14,935
                                                        =======        =======

Basic earnings per common share                         $  1.08        $  0.81
                                                        =======        =======



Diluted EPS:
   Net income                                           $17,281        $12,137
                                                        =======        =======

Shares
   Weighted average number of common
      shares outstanding                                 16,035         14,935
   Assuming conversion of options issued
      and outstanding                                       645            804
                                                        -------        -------
   Weighted average number of common
      shares outstanding, as adjusted                    16,680         15,739
                                                        =======        =======

Diluted earnings per common share                       $  1.04        $  0.77
                                                        =======        =======





<F*>This calculation is submitted in accordance with SFAS 128, "Earnings Per
Share," which requires disclosure of the calculation of basic and diluted earnings per share.
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